EXHIBIT 99.1

Blake Insomnia Therapeutics Inc. enters a joint development with Sajo Consulting LLC.

NEW YORK, February 6, 2017 — Blake Insomnia Therapeutics Inc. (OTCQB:BKIT) and Sajo Consulting LLC are pleased to announce entry into a Letter of Intent to provide joint development and commercialization of Zleepax™, in combination with formulations to produce a series of oral drug products to aid in the treatment of insomnia. This venture looks to develop a product to treat transient insomnia through the mechanism of Blake’s proprietary formula.

Zleepax™ is for treatment of insomnia and will be the first new drug investment made by Blake. The pivotal Phase II clinical trial is planned for Q2 2017 and pending the regulatory submission of the New Drug Application in Canada. With a successful filing and NDA approval, the product is expected to be launched in the US in 2022 with international filings to follow.

This collaboration with Sajo signifies Blake’s strategic move into the new drug development field with focus on applying improvements to non-benzodiazepine drugs in the treatment of insomnia. The joint development will capitalize on the reputation Sajo Consulting has developed as a consultant in the medical and pharmaceutical industries. Blake and Sajo will jointly develop strong molecular pipelines for pairing with Zleepax™ in its product bases. Blake will be the exclusive provider of Zleepax™ and will further work with Sajo to develop additional new Zleepax™ products to capitalize on the insomnia markets.

Sajo Consulting LLC,

Sajo designs solutions and strategies in getting products to market faster and smarter. Their research, scientific, regulatory and operational expertise puts best practice standards to work while building innovative solutions for constantly evolving industries.

Blake CEO Birger Jan Olsen says: “We are excited about the agreement with Sajo as they have the required expertise and knowledge to carry out Phase 2 clinical trial and we are looking forward working together”.

Blake Insomnia Therapeutics Inc.

Blake is a New York-based pharmaceutical company devoted to improving night-time and daytime quality of life for people with insomnia. The company’s patent-pending ZLX-1 compound has demonstrated efficacy without producing side effects identified as the No. 1 problem with current sleep medication. The ZLX-1 compound is marketed under the brand name, Zleepax™.

Please visit www.blakeinsomnia.com to learn more about the company, management and the ZLX-1 compound.

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Forward-Looking Statements:

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our growth strategy and product development programs and any other statements that are not historical facts. Forward-looking statements are based on management's current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from those currently anticipated are: risks related to our growth strategy; risks relating to the results of research and development activities; our ability to obtain, perform under and maintain financing and strategic agreements and relationships; uncertainties relating to preclinical and clinical testing; our dependence on third-party suppliers; our ability to attract, integrate, and retain key personnel; the early stage of products under development; our need for substantial additional funds; government regulation; patent and intellectual property matters; competition; as well as other risks described in our SEC filings. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

Contact

Birger Jan Olsen

CEO

Blake Insomnia Therapeutics Inc.

1 (888) 612-2905

news@blakeinsomnia.com

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